Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by TOTAL SE under the U.S. Securities Act of 1933, as amended, of securities to be issued, from time to time, by TOTAL SE (the “Securities”). Such Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”), and filed with the United States Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Jean-Pierre Sbraire, Chief Financial Officer of TOTAL SE, as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority, with the power of substitution, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates noted below.

Date: April 15, 2021	By:	/s/ Patrick Pouyanné
	Name:	Patrick Pouyanné
	Title:	Chairman and Chief Executive Officer

Date: April 16, 2021	By:	/s/ Patrick Artus
	Name:	Patrick Artus
	Title:	Director

Date: ______________________, 2021	By:
	Name:	Patricia Barbizet
	Title:	Director

Date: ______________________, 2021	By:
	Name:	Marie-Christine Coisne-Roquette
	Title:	Director

Date: April 15, 2021	By:	/s/ Jérôme Contamine
	Name:	Jérôme Contamine
	Title:	Director

Date: April 16, 2021	By:	/s/ Lise Croteau
	Name:	Lise Croteau
	Title:	Director

Date: April 16, 2021	By:	/s/ Mark Cutifani
	Name:	Mark Cutifani
	Title:	Director

Date: April 21, 2021	By:	/s/ Valérie Della Puppa Tibi
	Name:	Valérie Della Puppa Tibi
	Title:	Director

Date: April 16, 2021	By:	/s/ Romain Garcia-Ivaldi
	Name:	Romain Garcia-Ivaldi
	Title	Director

[Signature page of Form F-3 Power of Attorney TOTAL SE]

Date: April 16, 2021	By:	/s/ Maria van der Hoeven
	Name:	Maria van der Hoeven
	Title:	Director

Date: April 16, 2021	By:	/s/ Anne-Marie Idrac
	Name:	Anne-Marie Idrac
	Title:	Director

Date: April 16, 2021	By:	/s/ Jean Lemierre
	Name:	Jean Lemierre
	Title:	Director

Date: April 22, 2021	By:	/s/ Angel Pobo
	Name:	Angel Pobo
	Title:	Director

Date: April 19, 2021	By:	/s/ Frédéric Agnès
	Name:	Frédéric Agnès
	Title:	Chief Accounting Officer

Date: April 20, 2021	By:	/s/ Robert O. Hammond
	Name:	Robert O. Hammond
	Title:	Authorized Representative in the United States

[Signature page of Form F-3 Power of Attorney TOTAL SE]